Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.
Registration Statement (Form S-8 No. 333-251374) pertaining to the 2020 Equity Incentive Plan, the 2020 Employee Stock Purchase Plan, and the 2010 Stock Plan of ContextLogic Inc.,
2.
Registration Statement (Form S-8 No. 333-262433) pertaining to the 2022 New Employee Equity Incentive Plan of ContextLogic Inc.,
3.
Registration Statement (Form S-8 No. 333-263538) pertaining to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of ContextLogic Inc., and
4.
Registration Statement (Form S-8 No. 333-264625) pertaining to the 2022 New Employee Equity Incentive Plan of ContextLogic Inc.;

of our report dated March 14, 2022, with respect to the consolidated financial statements of ContextLogic Inc. included in this Annual Report (Form 10-K) of ContextLogic Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

San Francisco, California

February 27, 2023